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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K
                                 ---------------


                             Current Report Pursuant
                         To Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                                  June 28, 2000
                Date of Report (Date of Earliest Event Reported)


                             LASER POWER CORPORATION
             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

      000-22625                                                  95-3423358
COMMISSION FILE NUMBER                                       (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)


           36570 BRIGGS ROAD
         MURRIETA, CALIFORNIA                                         92563
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


                                 (909) 926-1866
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
                                ----------------



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ITEM 5. OTHER EVENTS.

In its Form 8K filed on June 2, 2000, Laser Power Corporation ("Company") announced that it had entered into an Agreement and Plan of Merger ("Merger Agreement") with Union Miniere U.S.A., Inc. ("Union Miniere"), a subsidiary of n.v. Union Miniere s.a., and ACEC, Inc., a wholly owned subsidiary of Union Miniere whereby Union Miniere, through its subsidiary ACEC, Inc., would commence a tender offer in June for up to 100% of the issued and outstanding shares of the Company's common stock at a price of $4 per share.

In its Form 8K filed on June 13, 2000, the Company announced that the Board of Directors of the Company ("Board") had determined that an offer made by II-VI Corporation ("II-VI") was a Superior Proposal to the Union Miniere offer as defined in Section 7.5(c) of the Merger Agreement and that this determination had triggered the two day response period for Union Miniere to make a counter-offer which was at least as favorable as the II-VI offer under Section 7.5(b) of the Merger Agreement. On June 16, 2000, Union Miniere announced that it was increasing its all cash offer to provide for a minimum price per share payable for Company stock of $4.25 and a maximum potential price of $4.55, depending on the value of II-VI stock at the time of the commencement of its tender offer. Union Miniere subsequently revised its counter-offer upward to an all cash offer of $4.40 per share and the Board determined that the revised all cash offer was at least as favorable to the shareholders of the Company as the offer by II-VI. Upon making this determination, the Board notified II-VI that its offer had been rejected and on June 19, 2000, the Company and Union Miniere entered into the Amendment to Agreement and Plan of Merger reflecting the terms of the revised counter-offer.

On June 20, 2000, II-VI presented the Company with a new offer whereby II-VI would commence an exchange offer under which shareholders of the Company would be offered $2.89 in cash and .052 share of II-VI stock. II-VI offered to protect the value of the stock portion of the exchange offer by raising the floor for the value of II-VI stock to $2.26 per share, with a cap on the value of II-VI stock in the amount of $2.76. The minimum and maximum value of the II-VI stock would be determined based on the volume weighted average trading price of II-VI stock during the twelve days prior to the closing of the exchange offer. The resulting price range for the purchase of Company stock under II-VI's exchange offer would be $5.15 to $5.65 per share.

On June 21, 2000, the Board determined that the current II-VI offer was a Superior Proposal to the Union Miniere offer of $4.40 per share and once again triggered the two day response period for Union Miniere to make a counter-offer at least as favorable as the II-VI offer. On June 22, 2000, Union Miniere formally informed the Company that it would not make such a counter-offer. The Company subsequently exercised its right under Section 11.1(f) of the Merger Agreement to terminate the Merger Agreement with Union Miniere and paid the requisite termination fee.

On June 28, 2000, the Company and II-VI formalized the current II-VI offer by entering into an Agreement and Plan of Merger between the Company, II-VI and II-VI Acquisition Corp (the "II-VI Merger Agreement")., filed herewith as
Exhibit 1. The execution of the II-VI Merger Agreement was announced in a joint press release which is filed herewith as Exhibit 3.

In connection with the termination of the Merger Agreement and execution of the II-VI Merger Agreement, the Company executed a Second Amendment to the Rights Agreement which was adopted on October 15, 1999, filed herewith as Exhibit 2. The purpose of the Rights Agreement is to provide an impediment to a takeover of the Company which occurs without the approval of the Company's Board of Directors and the Rights Agreement was therefore amended to exempt the II-VI Merger Agreement from its provisions.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

Exhibit 1 Agreement and Plan of Merger by and among Laser Power Corporation, II-VI Incorporated and II-VI Acquisition Corp.

Exhibit 2 Second Amendment to Rights Agreement by and among Laser Power Corporation and American Securities Transfer and Trust, Inc.

Exhibit 3         Registrant's Joint Press Release issued on June 28, 2000.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    LASER POWER CORPORATION


Date: June 28, 2000                 /s/ Bernard J. Brady
                                    --------------------------------------------
                                    Bernard J. Brady
                                    Vice President,
                                    Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting Officer)




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